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                        COMBINED PR/IR SERVICES AGREEMENT


     THIS AGREEMENT ("Agreement"), dated this 11th day of October, 1999, is between Stock Enterprises, ("Stock"), located at 2492 Rye Beach Lane, Suite 200, Las Vegas, Nevada 89012 and Chartwell International, Incorporated ("CHARTWELL") whose address is 5275 DTC Parkway, Suite 110, Denver, Colorado 80111. In consideration of mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Stock and CHARTWELL, both parties agree as follows:

     1. DUTIES OF STOCK: Stock will provide the following Investor Relations ("IR") and Public Relations services as outlined below. These services include, but are not limited to, the following:

     (a)  Prepare all CHARTWELL press releases and manage distribution of same;

     (b) Become extremely familiar with CHARTWELL so as to articulate in a professional and authoritative manner the nature of the businesses, growth prospects within the industry, and opportunity with regard to investing in the Company's stock.

     (c) Manage and respond to incoming inquiries (as directed) from shareholders and potential investors for company news and information;

     (d) Prepare, and update monthly, James Stock's STOCK TIPS recommendation letter for mass distribution to potential shareholders that reports on CHARTWELL's investment opportunity; to encourage new investment interest in the company and support in the company's stock;

     (e) Solicit new investors for CHARTWELL using existing proprietary Stock databases;

     (f) Develop a core stockbroker network that support CHARTWELL and promote its stock;

     (g) Hold CEO telephone conferences with core broker group (subject to CEO's availability, or with CFO or other appropriate management);

     (h) Compose quarterly "Letter to Shareholders" from President/CEO, for company-generated distribution;

     (i) Assist in planning company's Annual Shareholder Meeting and be in attendance;

     (j) Provide toll-free number to CHARTWELL's shareholders, for contacting Stock;

     (k) Develop dialogue and solicit interest in CHARTWELL via various appropriate Internet discussion/chat rooms;

     (l)  Create "CHARTWELL Company Profile" and update as warranted;

     (m) Maintain supply of CHARTWELL Broker Packages to provide to the Wall Street community;

     (n) Submit to Company EOD (end-of-day) Stock Activity Reports at close of each trading day;

     (o) Offer suggestions to CHARTWELL management as to additional ways and means to promote the company in a cost-effective manner;

     2. DUTIES OF CHARTWELL: Based on the closing bid price on October 1, 1999 of CHARTWELL's common stock, (CHAP) being $.029 CHARTWELL shall pay for all combined services as itemized above, and per the following: No cash. No free-trading or restricted stock. Stock purchase warrants, valid through 1-2-2002, to purchase 1,931,000 shares common stock, exercisable at $0.05 (five cents) per share. Stock will be allowed to exercise warrants in $15,000 increments. Chartwell agrees to deliver certificate(s) within 10 days of verified funds being tendered to Company.

     3. TERM OF AGREEMENT: One-year (12 months) minimum, renewable upon mutual agreement.

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If a voluntary or involuntary act, desire, event (including incapacity or death)
or circumstance occur that would cause to effectively cease Stock's operations, James Stock and/or STOCK ENTERPRISES would return to CHARTWELL the stock purchase warrants described in paragraph #2 on a pro rata basis.

     4. EXPENSES: Actual costs for newswire (i.e. BusinessWire, Dow Jones Newswire, etc.) services for press release distribution are to be reimbursed by CHARTWELL on a timely basis, upon monthly invoicing. Travel and lodging expenses to company-related events, investor conferences, trade shows, shareholder meetings, etc., are also to be reimbursed by CHARTWELL, subject to pre-approval of said expense. Stock shall use its best efforts to minimize the costs of such air travel and lodging expense. In lieu of cash, CHARTWELL may elect to reimburse Stock for such expenses in the form of an equivalent amount of CHARTWELL's common stock.

     5. APPROVAL BEFORE DISSEMINATION: Stock agrees to obtain pre-approval, documented by signature of CHARTWELL management, of any and all Press Releases issued on behalf of the Company, as well as all other sales literature, letters to shareholders, research reports, buy recommendations, (i.e. STOCK TIPS, etc.), that originate from Stock prior to their release and/or dissemination.

     6. AMENDMENT AND MODIFICATION: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties.

     7. ENTIRE AGREEMENT: This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     8. AGREEMENT BINDING: This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     9. ATTORNEY'S FEES: In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court and/or appellate court.

     10. SEVERABILITY: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and unenforceable.

     11. MUTUAL INDEMNIFICATION: CHARTWELL hereby agrees to indemnify and hold harmless Stock, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons of each of them) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which they are a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this agreement so long as Stock has not committed intentional or willful misconduct, or shall not have acted grossly negligent, in connection with

                                                                     Page 2 of 3
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the services which form the basis of the claim for indemnification. The parties further agree that Stock shall not incur any liability on account of this agreement or any acts or omissions arising out of or relating to this agreement except for such party's intentional or willful misconduct. This paragraph shall survive the expiration or termination of this agreement.

Furthermore, Stock hereby agrees to indemnify and hold harmless CHARTWELL, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns, and controlling persons of each of them) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim whether or not in connection with any action, suit, proceeding or claim for which they are a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of services performed by Stock wherein Stock has violated any law or committed intentional or willful misconduct or acted negligently in connection with the services which form the basis of the claim for indemnification including, without limitation, any violation or alleged violation of Section 17 of the Securities Act of 1933 and Rule 10b-5 from the Securities Exchange Act of 1934 or any other provision pertaining to offers or sale of securities under federal or state security laws and regulations. This paragraph shall survive the expiration or termination of this agreement.

     12. INDEPENDENT CONTRACTOR STATUS: Stock shall perform its services under this contract as an independent contractor and not as an employee of CHARTWELL or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Stock shall have no authority to act for, or represent or bind ICI or CHARTWELL or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by CHARTWELL.

     13. REPRESENTATION: Stock hereby represents and warrants to CHARTWELL that he holds all licenses, permits and qualifications for services performed on behalf of CHARTWELL.

     14. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the day and year set out above.


STOCK ENTERPRISES                      CHARTWELL INTERNATIONAL, INC.


By: /s/ James R. Stock                 By: /s/ Janice A. Jones
   -------------------------------        --------------------------------
   James R. Stock, President              Janice A. Jones, CEO & President


Date: October 8, 1999                  Date: October 8, 1999

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